Exhibit 22

AGREE REALTY CORPORATION

List of Guarantor Subsidiaries

The 2028, 2030, 2032, 2033 and 2034 Senior Unsecured Public Notes are fully and unconditionally guaranteed by Agree Realty Corporation and certain of the following wholly owned subsidiaries of the Operating Partnership as of April 22, 2025:

Guarantor	Jurisdiction of Organization
Agree 117 Mission, LLC	Michigan
Agree 2016, LLC	Delaware
Agree Absecon Urban Renewal, LLC	New Jersey
Agree Central, LLC	Delaware
Agree Chapel Hill NC, LLC	Delaware
Agree Columbia SC, LLC	Delaware
Agree Construction Management, LLC	Delaware
Agree Convenience No. 1, LLC	Delaware
Agree CW, LLC	Delaware
Agree Dallas Forest Drive, LLC	Texas
Agree DT Jacksonville NC, LLC	Delaware
Agree Farmington NM, LLC	Delaware
Agree Fort Walton Beach, LLC	Florida
Agree Grandview Heights OH, LLC	Delaware
Agree Greenwich CT, LLC	Delaware
Agree Lebanon NH, LLC	Delaware
Agree Littleton CO, LLC	Delaware
Agree Madison AL, LLC	Michigan
Agree Marietta, LLC	Georgia
Agree M-59, LLC	Michigan
Agree MCW, LLC	Delaware
Agree Mena AR, LLC	Delaware
Agree NJ, LLC	Delaware
Agree Onaway MI, LLC	Delaware
Agree Orange CT, LLC	Delaware
Agree Oxford Commons AL, LLC	Delaware
Agree Paterson NJ, LLC	Delaware
Agree Roseville CA, LLC	California
Agree SB, LLC	Delaware
Agree Secaucus NJ, LLC	Delaware
Agree Shelf ES PA, LLC	Delaware
Agree Shelf PA, LLC	Delaware
Agree Southfield, LLC	Michigan
Agree Spring Grove, LLC	Illinois
Agree St Petersburg, LLC	Florida
Agree Stores, LLC	Delaware
Agree Tallahassee, LLC	Florida
Agree TK, LLC	Delaware
Agree Wawa Baltimore, LLC	Maryland
Agree Walker, LLC	Michigan
Agree Wilmington, LLC	North Carolina
AR Land CA, LLC	Delaware
AR Land East, LLC	Delaware

AR Land West, LLC	Delaware
BB Farmington NM, LLC	Delaware
DD 71, LLC	Delaware
DD Brownsville LLC	North Carolina
DD Hempstead LLC	North Carolina
Lunacorp, LLC	Delaware
Mt. Pleasant Shopping Center, L.L.C.	Michigan
Pachyderm Chattanooga TN, LLC	Delaware
Pachyderm Marietta GA, LLC	Delaware
Pachyderm Myrtle Beach SC, LLC	Delaware
Pachyderm Philadelphia PA, LLC	Delaware
Pachyderm Properties, LLC	Delaware
Pachyderm Riverdale GA, LLC	Delaware
Pachyderm Waite Park MN, LLC	Delaware
Paint PA, LLC	Delaware
Safari Properties II, LLC	Delaware